Exhibit 99.1

NEWS RELEASE

CONTACT:

Investors and Media:

Brendan Harrington, Chief Financial Officer

(716) 887-7244

CTG Included in Modern Healthcare’s List of

“Best Places to Work in Healthcare” for Third Year in a Row

BUFFALO, N.Y. — August 24, 2015 — CTG (NASDAQ: CTG), an information technology (IT) solutions and services company, today announced that it has been included in Modern Healthcare’s list of Best Places to Work in Healthcare in 2015. The annual list, based on employee feedback, ranks 100 companies in two categories: healthcare providers/insurers and healthcare suppliers. CTG was first named to the list of outstanding employers in healthcare in 2013. The company was named again in 2014.

Each year Modern Healthcare recognizes outstanding employers in healthcare on a national level based on employee responses to an in-depth set of questions that provide the basis for an analysis of eight core areas:

•	Leadership and planning

•	Corporate culture and communications

•	Role satisfaction

•	Work environment

•	Relationship with supervisor

•	Training, development, and resources

•	Pay and benefits

•	Overall employee engagement

“It is an honor to be included for a third year among this elite group of companies,” said Alfred Hamilton, Vice President and General Manager, CTG Health Solutions. “Since joining CTG a month ago, I have been impressed by the dedication, focus, and team spirit of both our client-facing consultants and back office staff that enables us to reliably deliver superior products, services, and support to our clients. This is made possible by a culture that allows our team members to feel connected, engaged, and supported. Being ranked as a best-in-class employer in our industry enhances our ability to hire and keep the best consultants in the business.”

About CTG

CTG provides industry-specific IT strategy, services, and solutions that address the business needs and staffing challenges of clients in high-growth industries in North America and Western Europe. Backed by nearly 50 years of experience and proprietary methodologies, CTG has a proven track record of reliably delivering high-value, industry-specific staffing services and solutions to its clients. CTG operates in North America and Western Europe, and regularly posts news and other important information online at www.ctg.com.

CTG Included in Modern Healthcare’s List of “Best Places to Work in Healthcare” for Third Year in a Row

August 24, 2015

Safe Harbor Statement

This document contains certain forward-looking statements concerning the Company’s current expectations as to future growth, financial outlook, business strategy and expectations for 2015, and statements related to cost control, new business opportunities, financial performance, market demand, and other attributes of the Company. These statements are based upon the Company’s expectations and assumptions, a review of industry reports, current business conditions in the areas where the Company does business, the availability of qualified professional staff, the demand for the Company’s services, feedback from existing and potential new customers, current and proposed legislation and governmental regulations that may affect the Company and/or its customers, and other future events or circumstances. Actual results could differ materially from the outlook guidance, expectations, and other forward-looking statements as a result of a number of factors, including among others, the dependence on orders from certain customers and their degree of concentration, the uncertainty of customers’ implementation of cost reduction projects, the ability of the Company to identify and develop marketable services, the anticipated amount and timing of revenue from business wins, risks relating to fluctuations in the Company’s operating results, the effect of healthcare reform mandates and initiatives, the mix of work and revenue between staffing and solutions, currency exchange risks, and new changes in government regulations and laws that affect the IT industry and the industries and countries in which the Company and its clients operate, and other factors that involve risk and uncertainty including those listed in the Company’s reports filed with the Securities and Exchange Commission as of the date of this document. Such forward-looking statements should be read in conjunction with the Company’s disclosures set forth in the Company’s 2014 Form 10-K, which is incorporated by reference, and other reports that may be filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

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